Exhibit (15)(vi) on Form N-1A
                                           Exhibit (10) under Item 6, Reg. S-K


                                  EXHIBIT K
                                    to the
                                     Plan

                          FEDERATED MUNICIPAL TRUST

                         FLORIDA MUNICIPAL CASH TRUST
                                CASH II SHARES


          This Plan is adopted by FEDERATED MUNICIPAL TRUST with respect to the Shares of the Portfolio of the Trust set forth above.

          In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of Shares of Florida Municipal Cash Trust held during the month.

          Witness the due execution hereof this 1st day of December, 1995.


                              FEDERATED MUNICIPAL TRUST


                              By:  /s/ Glen R. Johnson
                                              Glen R. Johnson
                                        President